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     Exhibit 16.1









     September 7, 2000


     Securities and Exchange Commission
     Mail Stop 11-3
     450 5th Street, N.W.
     Washington, D.C.  20549

     Dear Sirs/Madams:

     We have read and agree with the comments in Item 4 of Form 8-KA of On-Point Technology Systems, Inc. dated September 7, 2000.

     Yours truly,

     /s/ Deloitte & Touche